Exhibit 99.1

LETTER OF TRANSMITTAL

Offer for all Outstanding
Privately Placed Senior Floating Rate Notes due 2011 (CUSIP Nos. 31430Q AQ 0 and U31522 AG 7)
in Exchange for
Registered Senior Floating Rate Notes due 2011 (CUSIP No. 31430Q AS 6)
of
FelCor Lodging Limited Partnership
THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             ,
2004 (AS SUCH DATE MAY BE EXTENDED, BUT SHALL NOT BE LATER THAN,                     , 2004)

     The Exchange Agent is SunTrust Bank, whose mailing address, facsimile number and telephone number are as follows:

By Registered or Certified Mail, Hand Delivery or Overnight Delivery:

Sun Trust Bank Attention: George T. Hogan, Corporate Trust Department 25 Park Place, 24th Floor Atlanta, GA 30303-2900 (404) 588-7591	or	Sun Trust Bank c/o Computershare Attention: Robert Neff, Corporate Trust Department Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005 (212) 701-7622

By Facsimile:
(404) 588-7335 (GA)
(212) 701-7648 (NY)

     This Letter of Transmittal is to be completed by a Holder (as defined below) of Old Notes (as defined below) if:

     (1) the Holder is delivering certificates for Old Notes with this document, or

     (2) the tender of certificates for Old Notes will be made by book-entry transfer to the account maintained by SunTrust Bank, the Exchange Agent, at The Depository Trust Company (“DTC”) according to the procedures described in the prospectus under the headings “The Exchange Offer — Procedures for Tendering Old Notes” and “—Book-Entry Transfer.” Please note that delivery of documents required by this Letter of Transmittal to DTC does not constitute delivery to the Exchange Agent.

     This Letter of Transmittal need not be completed by a Holder tendering through DTC’s Automated Tender Offer Program (“ATOP”).

     As used in this Letter of Transmittal, the term “Holder” means (1) any person in whose name Old Notes are registered on the books of FelCor Lodging Limited Partnership (the “Company”), (2) any other person who has obtained a properly executed bond power from the registered Holder, or (3) any person whose Old Notes are held of record by DTC who desires to deliver such notes by book-entry transfer at DTC. You should use this Letter of Transmittal to indicate whether or not you would like to participate in the Exchange Offer, unless you execute the tender through ATOP. If you decide to tender your Old Notes, you must complete this entire Letter of Transmittal, unless you execute the tender through ATOP.

DESCRIPTION OF SECURITIES TENDERED

Name and address of registered holder
as it appears on the privately placed		Principal
Senior Floating Rate Notes due 2011	Certificate number(s)	Amount of
(CUSIP Nos. 31430Q AQ 0 and U31522 AG 7)	of Old Notes	Old Notes
("Old Notes")	transmitted	transmitted

☐	CHECK HERE IF YOU HAVE ENCLOSED OUTSTANDING NOTES WITH THIS LETTER OF TRANSMITTAL

☐	CHECK HERE IF YOU WILL BE TENDERING OUTSTANDING NOTES BY BOOK-ENTRY TRANSFER MADE TO THE EXCHANGE AGENT’S ACCOUNT AT DTC.

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE
ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     1. The undersigned hereby agrees to exchange the aggregate principal amount of privately placed Senior Floating Rate Notes due 2011, CUSIP NOS. 31430Q AQ 0 and U31522 AG 7 (the “Old Notes”) for a like principal amount of registered Senior Floating Rate Notes due 2011, CUSIP NO. 31430Q AS 6 (the “New Notes”) of FelCor Lodging Limited Partnership, a Delaware limited partnership (the “Company”), upon the terms and subject to the conditions contained in the Registration Statement on Form S-4, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) and the accompanying Prospectus dated           , 2004 included therein (the “Prospectus”), receipt of each of which is hereby acknowledged.

     2. The undersigned hereby acknowledges and agrees that the New Notes will bear interest at a rate equal to six month LIBOR (as defined in the New Notes) plus 4.25%. Interest on the New Notes is payable semiannually, beginning December 1, 2004, on June 1 and December 1 of each year (each, an “Interest Payment Date”) and shall accrue from May 26, 2004 or from the most recent Interest Payment Date with respect to the Old Notes to which interest was paid or duly provided for. Accordingly, the undersigned will forego accrued but unpaid interest on his, her or its Old Notes that are exchanged for New Notes from May 26, 2004, but will receive such interest under the New Notes. The New Notes will mature on June 1, 2011.

     3. The undersigned acknowledges that the Exchange Agent also acts as the agent of the Company. By executing this document, the undersigned irrevocably appoints the Exchange Agent as its agent and attorney-in-fact for the tendered Old Notes with full power of substitution to:

A.	deliver certificates for the Old Notes, or transfer ownership of the Old Notes on the account books maintained by DTC, to the Company and deliver all accompanying evidences of transfer and authenticity to the Company, and

B.	present the Old Notes for transfer on the books of the Company, receive all benefits and exercise all rights of beneficial ownership of these Old Notes, according to the terms of the Exchange Offer. The power of attorney granted in this paragraph is irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he, she or it has full authority to tender the Old Notes described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Old Notes.

     4. The undersigned understands that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company upon the terms and conditions set forth in the Prospectus.

     5. The undersigned hereby represents and warrants that the undersigned is not an affiliate of the Company or of any of the Guarantors (as defined in the Prospectus), that the undersigned is acquiring the New Notes in the ordinary course of the business of the undersigned and that the undersigned is not engaged in, and does not intend to engage in, a distribution of the New Notes.

     6. If the undersigned is a broker-dealer (i) it hereby represents and warrants that it acquired the Old Notes for its own account as a result of market-making activities or other trading activities, (ii) it hereby acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”), in connection with any resale of the New Notes received hereby and (iii) such broker-dealer has not entered into any arrangement or understanding with the Company or any affiliate of the Company to distribute the New Notes. The acknowledgment contained in the foregoing sentence shall not be deemed an admission that the undersigned is an “underwriter” within the meaning of the Securities Act.

     7. Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

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SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS
(See Instruction 1)

     To be completed ONLY IF the New Notes are to be issued in the name of someone other than the undersigned or are to be sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

Issue to:

Name

(Please Print)

Address

(Include Zip Code)

Mail to:

Name

(Please Print)

Address

(Include Zip Code)

SIGNATURE: PLEASE SIGN HERE WHETHER OR NOT
OLD NOTES ARE BEING PHYSICALLY TENDERED HEREBY.

(Name of Registered Holder)

By:

Name:
Title:

Date:

(Must be signed by registered holder exactly as name appears on the Old Notes. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.)

Address

Telephone No.

Taxpayer Identification No.:

(See Instruction 1)

Signature Guaranteed By:

Title:

Name of Institution:

Address:

Date:

PLEASE READ THE INSTRUCTIONS BELOW, WHICH FORM
A PART OF THIS LETTER OF TRANSMITTAL.

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INSTRUCTIONS

     1. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office in the United States that is a member of a recognized Medallion Signature Program approved by the Securities Transfer Association, Inc. (collectively, an “Eligible Institution”) unless (i) the “Special Issuance and Delivery Instructions” above have not been completed or (ii) the Old Notes described above are tendered for the account of an Eligible Institution.

     2. Delivery of Letter of Transmittal and Old Notes. The Old Notes, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), should be mailed or delivered to the Exchange Agent at the address set forth above.

     The method of delivery of the Old Notes and other documents is at the election and risk of the respective holder. If delivery is by mail, registered mail (with return receipt), properly insured, is suggested.

     3. Guaranteed Delivery Procedures. Registered holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

     (a) The tender is made through an Eligible Institution;

     (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the registered holder of the Old Notes, the certificate number or numbers of such Old Note(s) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to registered holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

     4. Signatures on Letter of Transmittal, Bond Powers and Endorsements. If this Letter of Transmittal is signed by a person other than a registered holder of any Old Notes, such Old Notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

     If this Letter of Transmittal or any Old Notes or bond power is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     5. Exchange of Old Notes Only. Only the above-described Old Notes may be exchanged for New Notes pursuant to the Exchange Offer.

     6. Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects or irregularities in the manner of tender as to particular Old Notes. The Company’s

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interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any defect or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor the Exchange Agent shall be under any duty to give notification of defects or irregularities in such tenders or shall incur liabilities for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned promptly by the Exchange Agent to the tendering holder thereof.

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